United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

CHINA JO-JO DRUGSTORES, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Hai Wai Hai Tongxin Mansion Floor 6 Gong Shu District,

Hangzhou City, Zhejiang Province, People’s Republic of China, 310008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-571-88219579

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CJJD	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

China Jo-Jo Drugstores, Inc., a Nevada corporation (the “Company”) makes the following disclosure pursuant to the Order (the “Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 (Release No. 34-88465) providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) outbreak.

The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the outbreak of COVID-19. Thus the Company is unable to timely prepare and file its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (the “Annual Report”) that is due June 29, 2020 (the “Original Due Date”). Therefore the Company elected to rely on the conditional filing relief provided under the Order.

In light of the circumstances and uncertainty surrounding the effects of the COVID-19 pandemic on the business, employees, consultants and service providers of the Company, and considering the lack of time for the compilation, dissemination and review of the information required to be presented and the importance of markets and investors receiving materially accurate information in the Annual Report, the Company has determined that it will delay the filing of the Annual Report by up to 45 days after the Original Due Date, or until August 13, 2020.

Amidst the COVID-19 outbreak, the Company experienced a decline in the number of customer visits during the first three months of calendar 2020 due to the implementation of the lockdown policy in China. In addition, because some of our employees could not come to the workplace, we were short of staff which slowed down our logistic service and impacted our customer service at stores. However, as China is gradually controlling the spread of COVID-19, we believe these negative impacts are temporary. Currently we are unable to accurately predict the future impact of COVID-19 due to the developing circumstances and uncertainty surrounding this current pandemic, including the ultimate geographic spread of COVID-19, the severity of the disease, the duration of the outbreak, and effectiveness of the actions that may be taken by governmental authorities. The management has been closely monitoring the impact caused by COVID-19 and we will continue to operate our business as steadily and safely as we can.

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “endeavor” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2020

CHINA JO-JO DRUGSTORES, INC.

By:	/s/ Lei Liu
Name:	Lei Liu
Title:	Chief Executive Officer

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